AMENDED AND RESTATED SECURITY AGREEMENT

     AMENDED AND RESTATED SECURITY AGREEMENT dated as of September 20, 1996 between CYGNE DESIGNS, INC., a Delaware corporation having an office at 1372 Broadway, New York, NY 10018 (the "Company"), and THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, a foreign banking corporation acting through its New York Branch (the "Bank").

                              W I T N E S S E T H :

     WHEREAS, the Company has provided a security interest to the Bank under a Security Agreement dated as of September 28, 1995 (as modified and supplemented and in effect from time to time, the "Existing Agreement");

     WHEREAS, the Company has requested that the Existing Agreement, as amended prior to the date hereof and as amended and modified hereby, be restated in its entirety to reflect the amendment of certain provisions thereof; and

     WHEREAS, the Company and the Bank are parties to an Amended and Restated Credit Agreement dated as of September 20, 1996 (as modified and supplemented and in effect from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit (by issuing letters of credit and making loans) to be made by the Bank to the Company in an aggregate face or principal amount not exceeding $17,500,000;

     NOW, THEREFORE, to induce the Bank to enter into the Credit Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to continue to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly, the parties hereto agree that the Original Agreement is hereby amended and restated in its entirety as follows:

     Section 1. Definitions. Terms defined in the Credit Agreement are used herein as defined therein. In addition, as used herein:

     "Accounts" shall have the meaning ascribed thereto in Section 3(e) hereof.

     "CAT Shares" shall mean the 6,000 validly issued, fully paid and nonassessable shares of common stock, par value $0.01 per share, of CAT US, Inc., a Delaware corporation, as set forth on Annex I hereto.

     "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.

     "Documents" shall have the meaning ascribed thereto in Section 3(j) hereof.

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     "Equipment" shall have the meaning ascribed thereto in Section 3(h)
hereof.

     "Instruments" shall have the meaning ascribed thereto in Section 3(f) hereof.

     "Inventory" shall have the meaning ascribed thereto in Section 3(g) hereof.

     "Issuers" shall mean, collectively, the respective corporations identified in Annex 1 hereto under the caption "Issuers".

     "Lockbox Account" shall have the meaning ascribed thereto in Section 4(a) hereof.

     "Pledged Stock" shall have the meaning ascribed thereto in Section 3(b) hereof.

     "Secured Obligations" shall mean, collectively, (a) the principal of and interest on the Loans made by the Bank to, and the Notes held by the Bank of, the Company, and all other amounts from time to time owing to the Bank by the Company under the Credit Agreement or the Notes, (b) all obligations of the Company to the Bank hereunder, and (c) all obligations of the Company under any other Credit Document to which it is party.

     "Stock Collateral" shall mean, collectively, the Collateral described in clauses (a) through (d) of Section 3 hereof and the proceeds of and to any such property and, to the extent related to any such property or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.

     Section 2. Representations and Warranties. The Company represents and warrants to the Bank that:

          (a) the Company is the sole beneficial owner of the Collateral and no Lien exists or will exist upon any Collateral at any time (and, with respect to the Stock Collateral, no right or option to acquire the same exists in favor of any other Person), except for (i) Liens permitted under
     Section 8.06 of the Credit Agreement and (ii) the pledge and security interest in favor of the Bank created or provided for herein which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral;

          (b) the Pledged Stock evidenced by the certificates identified in Annex 1 hereto and the ATSC Shares are, and all other Pledged Stock will be, duly authorized, validly issued, fully paid and nonassessable and none of such Pledged Stock is or will be subject to

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     any contractual restriction, or any restriction under the charter or by-laws of the respective Issuers of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Credit Agreement or, with respect to the ATSC Shares, in the Stockholders Agreement or under Federal and state securities law);

          (c) the Pledged Stock evidenced by the certificates identified in Annex 1 hereto constitutes the indicated percentage of the total issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof; the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged Stock and the respective number of shares (and registered owner thereof) evidenced by each such certificate; and

          (d) any goods now or hereafter produced by the Company or any of its Subsidiaries included in the Collateral have been and will be produced in compliance with the requirements of the Fair Labor Standards Act, as amended.

     Section 3. Collateral. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby continues to pledge and grant to the Bank a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence, and wherever located (all being collectively referred to herein as "Collateral"):

          (a) all of the ATSC Shares received by the Company in exchange for the sale of the CAT Shares in connection with the CAT Transaction, which shares of common stock, and certain other assets of the Company, the Company has previously pledged to the Bank pursuant to the Existing Agreement;

          (b) the respective shares of common/preferred stock of the Issuers evidenced by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Company, together with in each case the certificates evidencing the same (collectively, together with the ATSC Shares, the "Pledged Stock");

          (c) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

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          (d) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Credit Agreement, in the event of any consolidation or merger in which any Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger;

          (e) all accounts and general intangibles (each as defined in the Uniform Commercial Code) of the Company constituting any right to the payment of money, including (but not limited to) all moneys due and to become due to the Company in respect of any loans or advances for the purchase price of Inventory or Equipment or other goods sold or leased or for services rendered, all moneys due and to become due to the Company under any guarantee (including a letter of credit) of the purchase price of Inventory or Equipment sold by the Company and all tax refunds (such accounts, general intangibles and moneys due and to become due being herein called collectively "Accounts");

          (f) all instruments, chattel paper or letters of credit (each as defined in the Uniform Commercial Code) of the Company evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances (herein collectively called "Instruments");

          (g) all inventory (as defined in the Uniform Commercial Code) of the Company, all goods obtained by the Company in exchange for such inventory, and any products made or processed from such inventory including all substances, if any, commingled therewith or added thereto (herein collectively called "Inventory");

          (h) all equipment (as defined in the Uniform Commercial Code) of the Company (herein collectively called "Equipment");

          (i) each contract and other agreement of the Company relating to the sale or other disposition of Inventory or Equipment;

          (j) all documents of title (as defined in the Uniform Commercial Code) or other receipts of the Company covering, evidencing or representing Inventory or Equipment (herein collectively called "Documents");

          (k) all rights, claims and benefits of the Company against any Person arising out of, relating to or in connection with Inventory or Equipment purchased by the Company, including, without limitation, any such rights, claims or benefits against any Person storing or transporting such Inventory or Equipment;

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          (1) the balance from time to time in the Lockbox Account;

          (m) the balance from time to time in the Collateral Account;

          (n) the balance from time to time in the Escrow Account; and

          (o) all other tangible or intangible property of the Company, including, without limitation, all proceeds, products and accessions of and to any of the property of the Company described in clauses (a) through (n) above in this Section 3 (including, without limitation, any proceeds of insurance thereon), and, to the extent related to any property described in said clauses or such proceeds, products and accessions, all books, correspondence, credit files, records, invoices and other papers, including without limitation all tapes, cards, computer runs and other papers and documents in the possession or under the control of the Company or any computer bureau or service company from time to time acting for the Company.

     Section 4. Lockbox Account.

          (a) The Company shall maintain a lockbox account (the "Lockbox Account") with Marine Midland Bank (the "Lockbox Bank") in New York City, and shall instruct debtors relating to the Accounts to make all remittances directly to the Lockbox Account, which account (together with any related disbursement account) shall be subject to the exclusive control of the Bank; provided, however, unless and until an Event of Default shall have occurred and be continuing, the Company shall have access to the proceeds of such bank accounts. Upon the occurrence of an Event of Default, the Company shall cease to have access to such bank accounts and the Bank shall have sole access. The Company shall promptly deposit in the Lockbox Account all payments relating to the Accounts received directly by the Company. Without the prior written consent of the Bank, the Company shall not provide debtors relating to the Accounts with payment instructions other than as set forth above.

          (b) The Lockbox Bank shall serve as the agent of the Bank with respect to (i) the depositing of items comprising collections on Accounts and (ii) the disbursements to be paid from any disbursement account relating to the Lockbox Account. The rights, duties and obligations of the Lockbox Bank, including, without limitation, its fees, shall be as such are set forth in the related agreement between the Bank and the Lockbox Bank. The Company shall pay all fees in connection with the Lockbox Account.

                               SECURITY AGREEMENT

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     Section 5. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Bank as follows:

     5.01 Delivery and Other Perfection. The Company shall:

          (a) if any of the above-described shares, securities, monies or property required to be pledged by the Company under clauses (a), (b), (c) and (d) of Section 3 hereof are received by the Company, forthwith either
     (x) transfer and deliver to the Bank such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank) all of which thereafter shall be held by the Bank, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Bank shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, monies or property referred to in said clauses (a), (b), (c) and (d);

          (b) deliver and pledge to the Bank any and all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Bank may request; provided, that so long as no Default shall have occurred and be continuing, the Company may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Bank shall, promptly upon request of the Company, make appropriate arrangements for making any other Instrument pledged by the Company available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate by the Bank, against trust receipt or like document);

          (c) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Bank) to create, preserve, perfect or validate any security interest granted pursuant hereto or to enable the Bank to exercise and enforce its rights hereunder with respect to such security interest, including, without limitation, causing any or all of the Stock Collateral to be transferred of record into the name of the Bank or its nominee (and the Bank agrees that if any Stock Collateral is transferred into its name or the name of its nominee, the Bank will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Stock Collateral), provided that notices to account debtors in respect of any Accounts or Instruments shall be subject to the provisions of clause (g) below;

          (d) upon the acquisition after the date hereof by the Company of any Equipment covered by a certificate of title or ownership, cause the Bank to be listed as the lienholder

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     on such certificate of title and within 120 days of the acquisition thereof deliver evidence of the same to the Bank;

          (e) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as the Bank may reasonably require in order to reflect the security interests granted by this Agreement;

          (f) permit representatives of the Bank, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Bank to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications by the Company with respect to the Collateral, all in such manner as the Bank may require; and

          (g) upon the occurrence and during the continuance of any Default, upon request of the Bank, promptly notify (and the Company hereby authorizes the Bank so to notify) each account debtor in respect of any Accounts or Instruments that such Collateral has been assigned to the Bank hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Bank.

     5.02 Other Financing Statements and Liens. Without the prior written consent of the Bank, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Bank is not named as the sole secured party.

     5.03 Preservation of Rights. The Bank shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

     5.04 Special Provisions Relating to Stock Collateral.

          (a) The Company will cause the Stock Collateral to constitute at all times the percentage indicated on Annex 1 hereto of the total number of shares of each class of capital stock of each Issuer then outstanding, but in no event shall such percentage exceed 65% with respect to any class of capital stock of a Foreign Subsidiary; provided, however, the ATSC Shares may constitute a decreasing percentage of the capital stock of the related Issuer in accordance with the terms and conditions of the Credit Agreement.

          (b) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Stock Collateral for all purposes not inconsistent with the terms

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     of this Agreement, the Credit Agreement, the Notes or any other instrument or agreement referred to herein or therein, provided that the Company agrees that it will not vote the Stock Collateral in any manner that is inconsistent with the terms of this Agreement, the Credit Agreement, the Notes or any such other instrument or agreement (as determined by the Bank in its reasonable judgment); and the Bank shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers which it is entitled to exercise pursuant to this Section 5.04(b).

          (c) All shares, securities, moneys or other property representing stock which are payable in connection with dividends or liquidating dividends (including without limitation in connection with the liquidation of any Issuer on or after such liquidation) and (ii) all additional Collateral described in clauses (a), (b), (c) and (d) of Section 3 hereof constituting a distribution or return of capital upon or in respect of any Pledged Stock, or resulting from a conversion, split-up, revision, reclassification or other like change of any Pledged Stock or received in exchange therefor as a result of a merger, consolidation or otherwise, shall be paid or transferred directly to the Bank (or its agent or nominee, as the case may be), as part of the Collateral subject to this Agreement.

          (d) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Bank exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Credit Agreement, the Notes or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Stock Collateral shall be paid directly to the Bank and retained by it in the Custodial Trust Account as part of the Stock Collateral, subject to the terms of this Agreement, and, if the Bank shall so request in writing, the Company agrees to execute and deliver to the Bank appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Bank shall, upon request of the Company (except to the extent theretofore applied to the Secured Obligations) be returned by the Bank to the Company.

     5.05 Events of Default etc. During the period during which an Event of Default shall have occurred and be continuing:

               (i) the Company shall, at the request of the Bank, assemble the Collateral owned by it at such place or places, reasonably convenient to both the Bank and the Company, designated in its request;

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                                      -9-


               (ii) the Bank may make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any of the Collateral;

               (iii) the Bank shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral (in the case of the ATSC Shares, subject to the Stockholders Agreement) as if the Bank were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

               (iv) the Bank in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

               (v) the Bank may (in the case of the ATSC Shares, subject to the Stockholders Agreement), upon 10 Business Days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Bank, or any of its agents, sell, lease, assign or otherwise dispose of all or any of such Collateral, at such place or places as the Bank deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and the Bank or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice or right and equity being hereby expressly waived and released. The Bank may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time

                               SECURITY AGREEMENT
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                                      -10-


          and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

The proceeds of each collection, sale or other disposition under this
Section 5.05 shall be applied in accordance with Section 5.09 hereof.

     The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Bank may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Bank than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Bank shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

     5.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 5.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

     5.07 Removals, etc. Without at least 30 days prior written notice to the Bank, the Company shall not (i) maintain any of its books or records with respect to the Collateral at any office or maintain its chief executive office or its principal place of business at any place, or permit any Inventory or Equipment to be located anywhere other than at the address indicated beneath the signature of the Company to the Credit Agreement or at one of the locations identified in Annex 2 hereto or in transit from one of such locations to another (or, with respect to Inventory, in transit from one of such locations to a customer of the Company) or (ii) change its corporate name, or the name under which it does business, from the name shown on the signature page hereto.

     5.08 Private Sale. The Bank shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to
Section 5.05 hereof conducted in a commercially reasonable manner. The Company hereby waives any claims against the Bank arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Bank accepts the first offer received and does not offer the Collateral to more than one offeree.

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     5.09 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Bank under Section 4 hereof or this Section 5, shall be applied by the
Bank:

          First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Bank and the fees and expenses of its agents and counsel, and all expenses and advances made or incurred by the Bank in connection therewith;

          Next, to the payment in full of the Secured Obligations then due and payable, ratably in accordance with the respective outstanding amounts thereof then due and payable; and

          Finally, to the payment to the Company, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 5, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

     5.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Bank while no Event of Default has occurred and is continuing, upon the occurrence and during the continuance of any Event of Default the Bank is hereby appointed the attorney-in-fact of the Company for the purpose of carrying out the provisions of this Section 5 and taking any action and executing any instruments which the Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Bank shall be entitled under this Section 5 to make collections in respect of the Collateral, the Bank shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment, or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

     5.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such offices as the Bank may request to perfect the security interests granted by Section 3 of this Agreement, and (ii) deliver to the Bank all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

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     5.12 Termination. When all Secured Obligations shall have been paid in full and the Facilities of the Bank under the Credit Agreement and all liabilities of the Bank relating to issued Letters of Credit shall have expired or been terminated, this Agreement shall terminate, and the Bank shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company. The Bank shall also execute and deliver to the Company upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Company to effect the termination and release of the Liens on the Collateral.

     5.13 Expenses. The Company agrees to pay to the Bank all out-of-pocket expenses (including reasonable expenses for legal services of every kind) of, or incident to, the enforcement of any of the provisions of this Section 5, or performance by the Bank of any obligations of the Company in respect of the Collateral which the Company has failed or refused to perform, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Bank in respect thereof, by litigation or otherwise, including expenses of insurance, and all such expenses shall be Secured Obligations to the Bank secured under Section 3 hereof.

     5.14 Further Assurances. The Company agrees that, from time to time upon the written request of the Bank, the Company will execute and deliver such further documents and do such other acts and things as the Bank may reasonably request in order fully to effect the purposes of this Agreement.

     5.15 Collateral Audit. The Company shall permit representatives of the Bank to undertake an annual audit of the Collateral, and the Company agrees to pay all reasonable expenses of the Bank incurred in connection therewith.

     Section 6. Miscellaneous.

     6.01 No Waiver. No failure on the part of the Bank or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Bank or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

     6.02 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                               SECURITY AGREEMENT

     6.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telexed, telecopied, telegraphed, cabled or delivered to the intended recipient at its address or telex number specified pursuant to Section
10.02 of the Credit Agreement and shall be deemed to have been given at the times specified in said Section 10.02.

     6.04 Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Bank. Any such amendment or waiver shall be binding upon the Bank, each holder of any Secured Obligation and the Company.

     6.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Bank, and each holder of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights hereunder without the prior written consent of the Bank).

     6.06 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     6.07 Banks. The Bank may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

     6.08 Severability. If any provision hereof is invalid and unenforceable in any applicable jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.





                               SECURITY AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.

                                           CYGNE DESIGNS, INC.

                                           By       /s/ ROY E. GREEN
                                              -------------------------
                                           Name:    Roy E. Green
                                           Title:   Vice President--Finance

                                           Address for Notices:
                                           1372 Broadway - 2nd Floor
                                           New York, NY 10018

                                           Telecopy: (212) 245-7724



                                           THE HONGKONG AND SHANGHAI BANKING
                                            CORPORATION LIMITED, NEW YORK BRANCH

                                           By       /s/ IAN WRIGHT
                                              -------------------------
                                           Name:    Ian Wright
                                           Title:   Vice President

                                           Address for Notices:
                                           140 Broadway
                                           New York, NY 10005
                                           Attention: NYK CBU TRS

                                           Telecopy: (212) 658-2813

                                                                         ANNEX 1


                             LIST OF PLEDGED STOCK


                         Certificate   Registered
   Issuer                    Nos.        Owner               Number of Shares
   ------                -----------   ----------            ----------------

1. CAT US, Inc.              #9        Cygne Designs, Inc.   6,000 shares of
                                                             common stock having
                                                             a par value of
                                                             $0.01 per share
                                                             (60% of outstanding
                                                             capital stock)

2. Cygne Group (F.E.)        #7        Cygne Designs, Inc.   65 shares of 99
   Limited (formerly                                         shares of common
   known as Cygne Design                                     stock having a par
   F.E. Limited)                                             value of HK$1,000
                                                             per share (65% of
                                                             outstanding capital
                                                             stock)

3. M.T.G.I. Textile          N/A       Cygne Designs, Inc.   109,050 ordinary
   Manufacturers                                             shares having a
   Group (Israel) Ltd.                                       nominal value of
                                                             NIS 1.00 each (50%
                                                             of outstanding
                                                             capital stock)

4. T. Wear Company S.r.l.    N/A       Cygne Designs, Inc.   Shares for lire
                                                             150,000,000 (50% of
                                                             share capital)

5. JMB International, S.A.   #18-49    Cygne Designs, Inc.   32 shares of stock
                                                             having a par value
                                                             of Ql00.00 each
                                                             (64% of outstanding
                                                             capital stock)

                                                                         ANNEX 2


Cygne Designs, Inc.                 ACTIVE
9/27/95                       INVENTORY LOCATIONS


DOMESTIC LOCATIONS
- ------------------

     FACTORIES
     ---------

          AC Services
          4915 NW 159 Avenue
          Miami, FL 33014

          AMP/Andy & Cindy
          257 W. 39th Street - 6th Floor
          New York, NY 10018

          Artland
          25-33  Hall Street - 2nd Floor
          Brooklyn, NY 11205

          Bethel Industries
          600 Palisades Avenue
          Union City, NJ 07087

          Dochine Inc.
          25-33  Hall Street - 2nd Floor
          Brooklyn, NY 11205

          Double Luck Fashion
          655 8th Avenue - 7th Floor
          New York, NY 10018

          Golden Craft
          128 Mott Street
          New York, NY 10013

          Gregarious Fashions
          46-48  Lispenard Street
          New York, NY 10013

          H. Production/HH
          252 West 37th Street - 6th Floor
          New York, NY 10018

          JC Fashiona
          54 Canal Street - 8th Floor
          New York, NY 10002

Cygne Designs, Inc.                ACTIVE
9/27/95                     INVENTORY LOCATIONS


         JDS Cutting
         147 West 35th Street - 5th Floor
         New York, NY 10001

         JDLS
         34-01 38th Avenue
         Long Island City, NY 11101

         Karene Fashions/Sky Blue
         41 Elizabeth Street - 4th Floor
         New York, NY 10013

         Key Trading
         54 Canal Street - 9th Floor
         New York, NY 10002

         KTJ
         442 Broadway - 3rd Floor
         New York, NY 10013

         L'assassino
         226 West 37th Street
         New York, NY 10018

         Lilan Fashion
         530A 63rd Street
         Brooklyn, NY 11220

         LTW
         252 West 37th Street
         New York, NY 10018

         Luster Star
         150 Lafayette Street - 12th Floor
         New York, NY 10013

         M. Mitchell
         1607 Manhattan Avenue
         Union City, NJ 07057

         May Fashion
         589 8th Avenue - 10th Floor
         New York, NY 10018

         Metro Fusing
         315 West 36th Street
         New York, NY 10018

Cygne Designs, Inc.               ACTIVE
9/27/95                    INVENTORY LOCATIONS


         Mikado Fashions Inc.
         46-48 Lispenard Street - 5th Floor
         New York, NY 10013

         MRC
         13 V2 Van Houten Street
         Peterson, NJ 07605

         New JKT
         53 West 36th Street - 9th Floor
         New York, NY 10018

         One Notch-Up
         240 West 35th Street - 11th Floor
         New York, NY 10001

         Our Fashion
         589 8th Avenue - 4th Floor
         New York, NY 10018

         Refine Fashion
         54 Canal Street - 6th Floor
         New York, NY 10002

         Reliable Cutting Inc.
         509 West 34th Street - 4th Floor
         New York, NY 10018

         Sky Blue
         129 Lafayette Street - 7th Floor
         New York, NY 10013

         SSCI
         1072 West Side Avenue
         Jersey City, NJ 07306

         Sun East
         147 West 35th Street - 15th Floor
         New York, NY 10018

         Triple 8
         138 33rd Street
         Brooklyn, NY 11232

Cygne Designs, Inc.                ACTIVE
9/27/95                      INVENTORY LOCATIONS


     WAREHOUSES
     ----------

         Flag Trucking Service Co. Inc.
         5 Dwight Place
         Fairfield, NJ 07005

         Freight-A-Rangers
         3275 Alum Creek Drive
         Columbus, OH

         Pronto Cargo Brokers Inc.
         7330 N.W. 66th Street
         Miami, FL 33166

         Summit
         Building 40
         Hackensack Avenue
         Kearny, NJ

     DOMINICAN REPUBLIC
     ------------------

         Cibao Manufacturing Co.
         Zona France Industrial
         Aptdo. Postal 2A
         La Vega, D.R.
         Dominican Republic

         Modas New York
         Industrial Free Zone
         Santiago
         Dominican Republic

         Young's NY S.A.
         Zona France Industrial
         Moca
         Dominican Republic

     GUATEMALA
     ---------

         Dong Bang
         KM 495 Carretaera Panamericana
         El Tejer. Chimaltenango. Guatemala

         Dong Kyoung, S.A.
         KM 17.5 Carr
         San Juan, Sacatepequez, Guatelama

Cygne Designs, Inc.                 ACTIVE
9/27/95                      INVENTORY LOCATIONS


         JMB Mfg. S.A.
         3a Calle 52-15
         Zone 2. Mixco
         Col. Molino De Las Flores
         Guatemala City, Guatemala

         Sam Lucas S.A.
         KM 37.5 Lote II
         Granjas Manzanales
         Santiago, Sacatepequez, Guatemala

     EL SALVADOR
     -----------

         Do-All Industries S.A. De C.V.
         Zona Franca El Progreso
         KM 11 1/2 Carretera Al Puerto De La Libertad
         Nueva An Salvador
         El Salvador

         LIDO
         Zona Franca El Progreso
         KM 11 1/2 Carretera al Puerto De La Libertad
         Nueva San Salvador
         El Salvador

     HONG KONG
     ---------

         Cygne Far East Ltd.
         Room 715-718
         20 Salisbury Road, TST
         New World Office Building, West Wing
         Kowloon, Hong Kong

         Romax Investment Ltd
         Flat E & F, 2nd Floor
         Wong King Industrial Building
         2 Tai Yau Street
         San Po Kong
         Kowloon, Hong Kong

         Future Fashion
         7 Shing Yip Street
         Kwun Tong
         Hong Kong

Cygne Designs, Inc.                  ACTIVE
9/27/95                        INVENTORY LOCATIONS


         Golden True International Ltd
         8 Ng Fong Street
         San Po Kong
         Kowloon
         Hong Kong

         Merrison Garment Co.
         Merrison Center
         107-109 Wai Yip Street
         Kwun Tong
         Kowloon, Hong Kong

         Pologain Garment Factory
         Room 4-B, 8th Floor
         Vanla Industrial Center
         Tai Lin Pai Road
         Kwai Chung, N.T.
         Hong Kong

     THAILAND
     --------

         Biotex
         Address to follow

     HUNGARY
     -------

         Lantos
         3963 Karcsa
         Tarcsics U-1
         Hungary

         Sal-Kon Clothing Factory
         H-3100 Salgotarjan
         Ruhagyari, U-32, PF: 29
         Hungary

         Soproni Ruhagyar
         9400 Sopron
         Rakozzi U-8
         Hungary

     ROMANIA
     -------

         Incom Vranco
         51 Coda Voda Street
         Foscani
         Romania

Cygne Designs, Inc.                 ACTIVE
9/27/95                       INVENTORY LOCATIONS


     ITALY
     -----

         T-Wear Co
         Via San Paolo. 1
         Case lo Autosole
         Firenze Signa 50018
         Scandicci
         Firenze
         Italy

     ISRAEL
     ------

         MTGI Ltd
         New Industrial Zone
         Hadera. 28103
         Israel